Exhibit 99.1

Netskope Announces Strong Fiscal First Quarter 2027 Financial

Results

•
Annual Recurring Revenue increased 29% year-over-year to $845 million
•
Q1 revenue increased 28% year-over-year to $202 million

SANTA CLARA, Calif. – June 3, 2026 – Netskope, Inc. (NASDAQ: NTSK) a leader in modern security and networking for the cloud and AI era, today announced financial results for the first quarter of fiscal year 2027 ended April 30, 2026.

“We started fiscal year 2027 with strong ARR growth of 29% year-over-year, a testament to the critical role Netskope plays in securing the modern enterprise,” said Sanjay Beri, CEO of Netskope. “The rise of AI is exponentially increasing the pace and potency of attacks and the misuse of sensitive data, while most organizations deploying agents have little or no policy controls in place to do so securely. This is the era that Netskope was built for. Our fundamental right to win is rooted in the AI-native fabric of our extensive Netskope One platform, providing the semantic intent and context needed to secure broad AI usage including autonomous agents at scale. Netskope is empowering our customers to close the AI Security Gap without compromising performance. This deep technological moat differentiates us from our competitors and has strongly positioned us for the massive market opportunity created by the AI Supercycle.”

First Quarter Fiscal 2027 Financial Highlights

•
Annual Recurring Revenue (ARR): ARR grew 29% year-over-year to $845 million as of April 30, 2026.
•
Revenue: Q1 revenue was $201.6 million, an increase of 28% year-over-year.
•
Gross Profit and Margin: GAAP gross profit was $148.3 million for the first quarter of fiscal 2027, compared to $109.5 million for the first quarter of fiscal 2026, and GAAP gross margin was 74%, compared to 69% for the first quarter of fiscal 2026. Non-GAAP gross profit was $154.6 million, compared to $116.1 million for the first quarter of fiscal 2026, and non-GAAP gross margin was 77%, compared to 74% for the first quarter of fiscal 2026.
•
Loss from Operations and Operating Margin: GAAP loss from operations was $(108.7) million in the first quarter of fiscal 2027, compared to a loss of $(45.4) million for the first quarter of fiscal 2026, and GAAP operating margin was (54)%, compared to (29)% for the first quarter of fiscal 2026. Non-GAAP loss from operations was $(29.2) million, compared to a loss of $(28.6) million for the first quarter of fiscal 2026, and non-GAAP operating margin was (14)%, compared to (18)% for the first quarter of fiscal 2026.
•
Net Loss Per Share: GAAP net loss per share was $(0.29) in the first quarter of fiscal 2027, compared to $(0.76) in the first quarter of fiscal 2026. Non-GAAP net loss per share was $(0.06), compared to $(0.28) in the first quarter of fiscal 2026.

•
Cash Flow: Net cash used in operations was $(53.9) million in the first quarter of fiscal 2027, compared to $25.6 million provided by operations in the first quarter of fiscal 2026. Free cash flow was $(57.2) million, compared to $17.5 million in the first quarter of fiscal 2026 and free cash flow margin was (28)%, compared to 11% in the first quarter of fiscal 2026.
•
Cash, Cash Equivalents, and Marketable Securities: Total cash, cash equivalents, and marketable securities at the end of the first quarter of fiscal 2027 was $1.1 billion.

Recent Business Highlights

•
Announced the Launch of Netskope One AgentSkope, an architectural foundation that allows organizations to easily deploy Netskope AI agents capable of running end-to-end security and networking workflows autonomously to assist security and networking teams bogged down by capacity constraints, complexity and manual triage, freeing up skilled staff to focus on strategic initiatives. The initial launch includes six agents:
o
Netskope DLP AISecOps Agent
o
Netskope Insider Threat AISecOps Agent
o
Netskope Private Access AIOps Agent
o
Netskope DEM Data Intelligence Agent
o
Netskope DEM Insights Agent
o
Netskope CCI Insights Agent
•
Announced the Launch of Netskope AI Command Center, bringing end-to-end operational intelligence that broadens and unifies how customers discover AI, manage risks, and autonomously remediate issues across the entire enterprise AI ecosystem.
•
Additionally, Netskope announced an expanded Global Partnership with Deloitte to Deliver Managed SASE Services. Deloitte will leverage Netskope technology to provide managed SASE capabilities to enterprises seeking to transform their infrastructure, modernize security and networking, and drive secure AI adoption.

We also announced new and expanded collaborations across AI security:

•
Joining Anthropic’s Project Glasswing, using Anthropic’s most advanced AI model, Claude Mythos, to find vulnerabilities in code at unprecedented speed and scale while working together to secure and defend organizations at AI speed.
•
Integrating with Anthropic’s Compliance API, which enables organizations to build security directly into their Claude workflows. By surfacing Claude activity within the Netskope One Platform, organizations can govern Claude using the same risk frameworks, DLP profiles, and compliance controls they already operate, without adding operational overhead.

•
Participating in OpenAI’s Trusted Access for Cyber program, which includes access to GPT-5.5-Cyber in limited preview. We view this as a vital force multiplier that turns AI potential into immediate operational impact, accelerating time from novel attack behavior to stronger protections for the thousands of enterprises that rely on Netskope today.
•
Announcing Netskope AI Guardrails Solution Powered by Google Cloud TPUs to deliver performance and security for AI workflows. The new solution uses Netskope One AI Guardrails to enable enterprise deployment of high-performance generative AI and autonomous agentic workflows at scale on Google Cloud.

Planned CFO Transition

Additionally, as a next step in Netskope's long-term succession planning process, Chief Financial Officer Drew Del Matto - working closely with the CEO & Board of Directors - has announced his intention to retire following a distinguished 40-year career, including seven years helping guide Netskope through a period of significant growth and transformation. To ensure a seamless leadership transition, Mr. Del Matto intends to remain in his current role as CFO while the Company conducts a comprehensive search for his successor, and then to transition to an advisory role for a period thereafter.

Financial Outlook

Netskope is providing the following guidance for the second quarter and full year fiscal 2027:

For the second quarter of fiscal 2027, we expect:

•
Revenue of $213 million to $215 million, representing approximately 25% to 26% growth year-over-year
•
Non-GAAP operating margin of approximately (14)% to (15)%
•
Non-GAAP net loss per share of $(0.06) to $(0.07), using approximately 410 million weighted average common stock outstanding

For the full year of fiscal 2027, we now expect:

•
Total revenue of $879 million to $883 million, representing approximately 24% to 25% growth year-over-year
•
Non-GAAP gross margin of approximately 77%
•
Non-GAAP operating margin of approximately (9.5)% to (10.0)%
•
Non-GAAP net loss per share of $(0.18), using approximately 415 million weighted average common stock outstanding
•
Free cash flow margin of 2% to 4%

These statements are forward-looking, and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, reconciling items that may be incurred in the future, such as stock-based compensation and related employer payroll taxes, the effect of which may be significant.

Conference Call

Netskope will host a conference call at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time today to discuss its financial results and outlook. The conference call will be available via live webcast and replay at the Investor Relations section of Netskope’s website at investors.netskope.com.

Supplemental Financial and Other Information

Supplemental financial information can be accessed through Netskope’s investor relations website at investors.netskope.com.

Conference Participation Schedule

Netskope will participate and present at the following upcoming investor conferences. Details of the events are as follows:

•
FBN Virtual Conference - Friday, June 5, 2026, 11:00 a.m. Pacific Time / 2:00 p.m. Eastern Time
•
Mizuho Technology Conference, New York, NY - Wednesday, June 10, 2026. 1:05 p.m. Eastern Time

About Netskope

Netskope (NASDAQ: NTSK), a leader in modern security and networking for the cloud and AI era, addresses the needs of both security and networking teams by providing optimized access and real-time, context-based security for the AI ecosystem inclusive of agents, applications, tools, LLMs, people, devices, and data. Thousands of customers, including more than 30 of the Fortune 100, trust the Netskope One platform, its Zero Trust Engine, and its powerful NewEdge network to reduce risk and gain full visibility and control over cloud, AI, SaaS, web, and private applications – providing security and accelerating performance without trade-offs. Learn more at netskope.com, netskope.ai, on LinkedIn, and Instagram.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, statements regarding our future financial and operating performance, including our GAAP and non-GAAP guidance and financial outlook for the second quarter of fiscal 2027 and full year fiscal 2027, the market opportunity created by AI and the demand for AI security products. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including but not limited to: macroeconomic influences and instability, geopolitical events, operations and financial results and the economy in general; risks associated with scaling our business and managing our rapid growth; our ability to expand our partner relationships; our ability to identify and effectively implement the necessary changes to address execution challenges; our limited experience with new products and the risks associated with new product offerings, including adoption by customers and the discovery of software bugs; our ability to attract and retain new customers; the failure to timely develop and achieve market acceptance of new products as well as existing products; rapidly evolving technological developments in the market for security, networking, analytics and AI products and our ability to innovate and remain competitive; length of sales cycles; risks related to the use of AI in our platform; and general market, political, economic and business conditions, as well as those risks and uncertainties included in filings we make with the Securities and Exchange Commission from time to time.

All forward-looking statements in this press release are based on information available to Netskope as of the date hereof, and we undertake no obligation to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.

Non-GAAP Financial Measures

In addition to GAAP financial measures, this press release includes non-GAAP financial measures that we use to evaluate our business performance, identify trends affecting our business, formulate business plans and make strategic decisions. These non-GAAP financial measures include non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, non-GAAP operating margin, non-GAAP net loss, non-GAAP net loss per share, free cash flow and free cash flow margin, and their respective definitions are presented below.

There are limitations to the non-GAAP financial measures included in this press release, and they may not be comparable to similarly titled measures of other companies. The non-GAAP financial measures included in this press release should not be considered in isolation from or as a substitute for their most directly comparable GAAP financial measures. Our management believes that our non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and income that may not be indicative of our ongoing core operating performance. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when analyzing historical performance and liquidity and when planning, forecasting and analyzing future periods.

For a reconciliation of the non-GAAP financial measures presented for historical periods to their most directly comparable GAAP financial measures, please see the tables captioned "Reconciliation of GAAP to Non-GAAP Financial Information" included at the end of this press release. We encourage you to review the reconciliation in conjunction with the presentation of the non-GAAP financial measures for each of the periods presented. In future periods, we may exclude similar items, may incur income and expenses similar to these excluded items and may include other expenses, costs and non-recurring items.

Non-GAAP Gross Profit and Non-GAAP Gross Margin

We define non-GAAP gross profit as GAAP gross profit excluding stock-based compensation expense and related taxes, and amortization of acquired intangible assets. We define non-GAAP gross margin as non-GAAP gross profit as a percentage of revenue.

Non-GAAP Loss from Operations and Non-GAAP Operating Margin

We define non-GAAP loss from operations as GAAP loss from operations excluding stock-based compensation expense and related taxes and amortization of acquired intangible assets. We define non-GAAP operating margin as non-GAAP loss from operations as a percentage of revenue.

Non-GAAP Net Loss

We define non-GAAP net loss as GAAP net loss adjusted to exclude stock-based compensation expense and related taxes, amortization of acquired intangible assets, gain or loss on fair value changes in convertible notes, and non-GAAP provision for (benefit from) income taxes.

Non-GAAP Net Loss Per Share

We define non-GAAP net loss per share as GAAP net loss per share, adjusted to exclude stock-based compensation expense and related taxes, amortization of acquired intangible assets, gain or loss on fair value changes in convertible notes, and non-GAAP provision for (benefit from) income taxes.

Free Cash Flow and Free Cash Flow Margin

We define free cash flow as net cash provided by (used in) operating activities less purchase of property and equipment and capitalized internal-use software. Free cash flow margin is determined by dividing free cash flow by revenue. We believe free cash flow and free cash flow margin serve as valuable indicators of liquidity, as it provides our management, board of directors, and investors with insight into our ability to generate cash from our operations, strategic initiatives, and strengthening our balance sheet.

ARR

We define ARR as the annualized value of our cloud subscription contracts that are active as of the measurement date, assuming any contract that expires during the next 12 months is renewed on its existing terms. Provided that we are actively negotiating a renewal or new agreement with a customer after the expiration of a contract, we continue to include that contract's annualized value in ARR until the customer notifies us of their decision not to renew. ARR excludes non-recurring components of revenue such as professional services, training, sales of hardware, and other non-recurring revenue.

Investor Relations Contact:

Floris van der Veer

IR@netskope.com

Media Contact:

Tim Whitman

press@netskope.com

NETSKOPE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	April 30,	January 31,
	2026	2026
Assets
Current assets:
Cash and cash equivalents	$205,850	$432,583
Marketable securities	897,338	725,603
Accounts receivable, net	136,131	158,278
Inventories	5,226	4,902
Deferred contract acquisition costs	55,089	54,048
Prepaid expenses and other current assets	71,725	73,553
Total current assets	1,371,359	1,448,967
Property and equipment, net	91,859	93,876
Operating lease right-of-use assets	31,258	32,096
Intangible assets, net	21,248	21,403
Goodwill	61,083	61,083
Deferred contract acquisition costs, noncurrent	101,139	100,798
Other assets, noncurrent	13,061	14,069
Total assets	$1,691,007	$1,772,292
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$23,867	$14,436
Accrued compensation and benefits	55,627	99,880
Deferred revenue	520,602	532,732
Operating lease liabilities, current	9,945	10,769
Accrued expenses and other current liabilities	22,227	23,715
Total current liabilities	632,268	681,532
Deferred revenue, noncurrent	132,234	143,126
Convertible notes	713,321	720,960
Operating lease liabilities, noncurrent	23,339	23,424
Other liabilities, noncurrent	14,329	8,719
Total liabilities	1,515,491	1,577,761
Stockholders’ equity:
Preferred stock	-	-
Class A common stock	6	6
Class B common stock	34	34
Additional paid-in capital	2,967,830	2,888,202
Accumulated other comprehensive loss	(46,958)	(64,811)
Accumulated deficit	(2,745,396)	(2,628,900)
Total stockholders’ equity	175,516	194,531
Total liabilities and stockholders’ equity	$1,691,007	$1,772,292

NETSKOPE, INC.

CONDENSED CONSOLIDATED STATEMENTS of OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended April 30,
	2026	2025
Revenue	$201,592	$157,736
Cost of revenue(1)	53,337	48,223
Gross profit	148,255	109,513
Operating expenses:
Sales and marketing(1)	105,682	69,376
Research and development(1)	105,714	67,881
General and administrative(1)	45,596	17,614
Total operating expenses	256,992	154,871
Loss from operations	(108,737)	(45,358)
Other income (expense), net:
Loss on changes in fair value of convertible notes	(12,225)	(33,429)
Other income, net	7,522	1,999
Loss before provision for income taxes	(113,440)	(76,788)
Provision for income taxes	3,056	2,454
Net loss	$(116,496)	$(79,242)
Net loss per share attributable to common stockholders, basic and diluted	$(0.29)	$(0.76)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	400,493,597	104,706,962

(1)Includes stock-based compensation expense as follows:
Cost of revenue	$3,997	$506
Sales and marketing	14,364	3,373
Research and development	31,235	5,308
General and administrative	26,432	904
Total stock-based compensation expense	$76,028	$10,091

NETSKOPE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended April 30,
	2026	2025
Cash flows from operating activities
Net loss	$(116,496)	$(79,242)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Stock-based compensation expense	76,028	10,091
Depreciation and amortization	10,059	13,929
Amortization of deferred contract acquisition costs	15,336	12,313
Non-cash operating lease expenses	3,607	3,147
(Accretion of discount) amortization of premium on investments	(2,069)	(274)
Loss on changes in fair value of convertible notes	12,225	33,429
Deferred income tax benefit	-	(84)
Other	(18)	30
Changes in operating assets and liabilities:
Accounts receivable	22,147	79,656
Inventories	(364)	103
Deferred contract acquisition costs	(16,718)	(13,492)
Prepaid expenses and other current assets	873	(5,953)
Other non-current assets	118	(2,195)
Accounts payable	8,019	2,833
Accrued compensation and benefits	(43,632)	(26,477)
Operating lease liabilities	(3,678)	(2,781)
Accrued expenses and other current liabilities	(1,938)	4,607
Deferred revenue	(23,022)	(4,690)
Other non-current liabilities	5,610	642
Net cash (used in) provided by operating activities	(53,913)	25,592
Cash flows from investing activities
Purchases of property and equipment	(2,159)	(7,410)
Capitalized internal-use software	(1,094)	(726)
Purchases of intangible assets	(2,300)	-
Purchases of marketable securities	(444,973)	(8,214)
Proceeds from maturities of marketable securities	273,347	37,865
Net cash (used in) provided by investing activities	(177,179)	21,515
Cash flows from financing activities
Proceeds from issuance of common stock under employee stock purchase plan	12,272	-
Proceeds from issuance of common stock upon exercise of stock options	5,820	6,604
Payments for withholding taxes upon settlement of equity awards	(14,623)	-
Payments for holdback consideration on business combination	-	(1,197)
Payments for deferred offering costs	-	(666)
Net cash provided by financing activities	3,469	4,741
Net (decrease) increase in cash, cash equivalents, and restricted cash	(227,623)	51,848
Cash, cash equivalents, and restricted cash, beginning of period	433,769	167,197
Cash, cash equivalents, and restricted cash, end of period	$206,146	$219,045

NETSKOPE, INC.

RECONCILIATION OF GAAP To NON-GAAP FINANCIAL INFORMATION

(in thousands, except percentage and per share data)

(unaudited)

	Three Months Ended April 30,
	2026	2025
Gross profit reconciliation:
Gross profit	$148,255	$109,513
Stock-based compensation expense and related taxes	4,067	520
Amortization of acquired intangible assets	2,309	6,082
Non-GAAP gross profit	$154,631	$116,115
Gross margin	74%	69%
Non-GAAP gross margin	77%	74%

Sales and marketing expense reconciliation:
Sales and marketing expense	$105,682	$69,376
Stock-based compensation expense and related taxes	(14,728)	(3,403)
Amortization of acquired intangible assets	(146)	(516)
Non-GAAP sales and marketing expense	$90,808	$65,457
Sales and marketing expense as a percentage of revenue	52%	44%
Non-GAAP sales and marketing expense as a percentage of revenue	45%	41%

Research and development expense reconciliation:
Research and development expense	$105,714	$67,881
Stock-based compensation expense and related taxes	(31,643)	(5,345)
Non-GAAP research and development expense	$74,071	$62,536
Research and development expense as a percentage of revenue	52%	43%
Non-GAAP research and development expense as a percentage of revenue	37%	40%

General and administrative expense reconciliation:
General and administrative expense	$45,596	$17,614
Stock-based compensation expense and related taxes	(26,642)	(905)
Non-GAAP general and administrative expense	$18,954	$16,709
General and administrative expense as a percentage of revenue	23%	11%
Non-GAAP general and administrative expense as a percentage of revenue	9%	11%

Loss from operations reconciliation:
Loss from operations	$(108,737)	$(45,358)
Stock-based compensation expense and related taxes	77,080	10,173
Amortization of acquired intangible assets	2,455	6,598
Non-GAAP loss from operations	$(29,202)	$(28,587)
Operating margin	(54)%	(29)%
Non-GAAP operating margin	(14)%	(18)%

Net loss reconciliation:
Net loss	$(116,496)	$(79,242)
Stock-based compensation expense and related taxes	77,080	10,173
Amortization of acquired intangible assets	2,455	6,598
Loss on fair value changes in convertible notes	12,225	33,429
Provision for income taxes	297	-
Non-GAAP net loss	$(24,439)	$(29,042)

Basic and diluted EPS reconciliation:
Net loss per share, basic and diluted	$(0.29)	$(0.76)
Stock-based compensation expense and related taxes	0.19	0.10
Amortization of acquired intangible assets	0.01	0.06
Loss on fair value changes in convertible notes	0.03	0.32
Provision for income taxes	-	-
Non-GAAP net loss per share, basic and diluted	$(0.06)	$(0.28)
Note: Certain figures may not sum due to rounding.

NETSKOPE, INC.

SELECTED CASH FLOW INFORMATION

(in thousands)

(unaudited)

	Three Months Ended April 30,
	2026	2025
Reconciliation of cash (used in) provided by operating activities to free cash flow
Net cash (used in) provided by operating activities	$(53,913)	$25,592
Purchase of property and equipment	(2,159)	(7,410)
Capitalized internal-use software	(1,094)	(726)
Free cash flow	$(57,166)	$17,456

Net cash (used in) provided by investing activities	$(177,179)	$21,515

Net cash provided by financing activities	$3,469	$4,741

Operating cash flow margin	(27)%	16%
Free cash flow margin	(28)%	11%
Note: Certain figures may not sum due to rounding.